UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 25, 2011

DAVI LUXURY BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53609	26-2463412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

269 S. Beverly Drive, Suite 810, Beverly Hills, CA		90212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 402-3177

Dafoe Corp.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement with Parrish Medley

On January 25, 2011, Davi Luxury Brand Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Parrish Medley, pursuant to which Mr. Medley will serve as the Company’s Chief Executive Officer.  The Employment Agreement is effective retroactively to January 1, 2011 (the “Effective Date”), and will continue until the fourth anniversary of the Effective Date, subject to earlier termination as provided in the Employment Agreement.  Under the Employment Agreement, Mr. Medley will be paid $8,000 per month for his service as Chief Executive Officer.  Additionally, Mr. Medley will be eligible to (i) participate in a stock incentive plan (in the event that the Company adopts or otherwise implements such a plan), (ii) receive bonuses from time to time based on the terms and conditions agreed upon by the Board of Directors of the Company, and (iii) receive certain health and other benefits made available to executive officers of the Company from time to time.

Consulting Agreement with Carlo Mondavi

On January 25, 2011, the Company entered into a consulting agreement (the “Consulting Agreement”) with Carlo Mondavi, Chairman of the Board of Directors of the Company, pursuant to which Mr. Mondavi will perform services for the Company regarding public relations and marketing matters relating to the Company’s products marketed under the “Davi Skin” and “Davi” brand names, including marketing of such products through upscale department stores, specialty retailers, prestige hotels and resorts, salons and spas, the Company’s website at www.daviskin.com, in stores on cruise ships, and in-flight and duty-free shops.  The Consulting Agreement is effective retroactively to January 1, 2011, and will continue until January 1, 2015, unless otherwise terminated earlier by either party upon 30 days’ written notice.  Under the Consulting Agreement, Mr. Mondavi will be paid $8,000 per month to perform the Services, and will be eligible to participate in a stock incentive plan (in the event that the Company adopts or otherwise implements such a plan).

Indemnification Agreement with Parrish Medley and Carlo Mondavi

On January 25, 2011, Messrs. Medley and Mondavi entered into the Company’s standard form of indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will hold harmless, indemnify and defend Messrs. Medley and Mondavi under the circumstances set forth therein, for defense expenses, judgments, damages, fines, penalties, and settlements incurred by each in connection with any threatened, pending or completed action, suit or proceeding to which each may be a party as a result of his respective position as a director, officer, employee or agent of the Company, and otherwise to the fullest extent authorized or permitted by law.  Under the indemnification agreements, the Company also has agreed to advance to Messrs. Medley and Mondavi, as applicable, such costs and expenses following either party’s request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same.  A copy of the standard form of the indemnification agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference, and the preceding summary of the indemnification agreements is qualified by the full text of Exhibit 10.1.

ITEM 8.01

OTHER EVENTS

On January 25, 2011, the Company issued a press release (“Press Release”) announcing a change in the Company’s name from “Dafoe Corp.” to “Davi Luxury Brand, Inc.,” and a related change in the Company’s ticker symbol under which the Company trades from “DAFX” to “MDAV.”

A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference, and the preceding summary of the Press Release is qualified by the full text of Exhibit 99.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Form of Indemnification Agreement entered into between the Company and its executive officers and directors.
99.1	Press Release, dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Luxury Brand Group, Inc.

January 31, 2011	By:	/s/ Parrish Medley
Name: Parrish Medley
Title: Chief Executive Officer